SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)April 13, 1997


UNITED WASTE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)


Delaware                 0-20868             3-3532338
(State or Other     (Commission File number) (IRS Employer
Jurisdiction of                              Identification No.)
Incorporation)

Four Greenwich Office Park, Greenwich, Connecticut     06830
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (203) 622-3131

Item 5.  Other Events

     United Waste Systems, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 13, 1997 by and among USA Waste Services, Inc., a Delaware corporation ("USA Waste"), Riviera Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of USA Waste ("Sub"), and the Company. Subject to the terms and conditions of the Merger Agreement, the Sub will merge with and into the Company (the "Merger"), and each share of common stock of the Company will be converted into 1.075 shares of common stock of USA Waste. The Merger is conditioned upon, among other things, approval by shareholders of the Company and USA Waste, and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. A copy of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of April, 1997.

UNITED WASTE SYSTEMS INC.



By:  Michael J. Nolan
     -----------------
     Name:  Michael J. Nolan
     Title:  Chief Financial Officer

                          EXHIBIT INDEX

                    UNITED WASTE SYSTEMS, INC.

Exhibit No.         Description                        Page No.

99.1*               Agreement and Plan of Merger          3
                    dated as of April 13, 1997 by
                    and among USA Waste Services, Inc.,
                    Riviera Acquisition Corporation and
                    United Waste Systems, Inc.

* Schedules and Exhibits referenced in this Agreement and Plan of Merger have been omitted. The Company undertakes to furnish copies of Schedules and Exhibits to the Securities and Exchange Commission upon request.